UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 18, 2019

QUANTUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13449	94-2665054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

224 Airport Parkway, Suite 550 San Jose, California 95510
(Address of principal executive offices, including zip code)
(408) 944-4000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	QMCO	OTC Markets
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.
On November 18, 2019, Quantum Corporation (the “Company”) received a notice of exercise, on a cashless basis, of all warrants held by TCW Direct Lending, LLC and thereafter assigned to TCW DL VI Funding I, LLC (“TCW DL”), West Virginia Direct Lending LLC (“West Virginia Direct”) and TCW Skyline Lending, L.P. (“TCW Skyline” and collectively with TCW DL and West Virginia Direct, the “TCW Group”).  TCW DL held warrants to purchase an aggregate of 3,150,158 shares of the Company’s Common Stock, West Virginia Direct held warrants to purchase an aggregate of 351,855 shares of the Company’s Common Stock and TCW Skyline held warrants to purchase an aggregate of 346,353 shares of the Company’s Common Stock.  As a result of the cashless exercise of these warrants, the Company has issued an aggregate of 2,783,477 shares of its Common Stock to TCW Group affiliated entities.  The remaining 1,064,890 shares underlying all of the TCW Group’s warrants will not be issued and will no longer be considered outstanding for purposes of calculating the Company’s total outstanding shares on a fully diluted basis.  As a result of the exercise described above, there are no longer any warrants outstanding held by the TCW Group.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2019	QUANTUM CORPORATION

/s/ J. Michael Dodson
J. Michael Dodson
Chief Financial Officer